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                                                                   Exhibit 5.1

                                                               October 1, 1996

Infinity Broadcasting Corporation
600 Madison Avenue
New York, New York 10022


Ladies and Gentlemen:

     I am familiar with the Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, in respect to 204,515,258 shares of the Common Stock, par value $1.00 per share (the "Common Stock") of Westinghouse Electric Corporation (the "Company") to be issued in connection with the merger of R. Acquisition Corp., a wholly-owned subsidiary of the Company, with and into Infinity Broadcasting Corporation pursuant to the Agreement and plan of Merger dated as of June 20, 1996, as amended.

     I have reviewed the Restated Articles and the By-laws, both as amended, of the Company, a Pennsylvania corporation and such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed. I am of the opinion that the Company is a duly organized and validly existing corporation under the laws of the Commonwealth of Pennsylvania.

     Based on the foregoing, I am further of the opinion that the corporate proceedings to authorize the issuance of 204,515,258 shares of Common Stock in connection with the merger have been duly taken in accordance with the applicable law, and that said 204,515,258 shares of Common Stock have been duly authorized for issuance.

     In addition, I am of the opinion that the 204,515,258 shares reserved, when issued, will be legally issued, fully paid and nonassessable.

     I know that I am referred to in the Registration Statement relating to the Common Stock and I hereby consent to such use of my name in such Registration Statement and to the use of this opinion for filing as an exhibit to such Registration Statement as Exhibit 5.1 thereto.


                                           Very truly yours,


                                           Louis J. Briskman
                                           Senior Vice President
                                           and General Counsel